Exhibit 10.42

March 23, 2007

FIVE STAR GROUP, INC.
903 Murray Road
P.O. Box 1960
East Hanover, New Jersey 07936
Attention: Neal Collins, Chief Financial Officer

Re:	$35,000,000 Revolving Loan from Bank of America, N.A. to Five Star Group, Inc.

SEVENTH MODIFICATION AGREEMENT:
Consent to Borrower’s execution of, and performance under, March 13, 2007 “Asset Purchase Agreement” between Borrower (as purchaser) and Right-Way Dealer Warehouse, Inc. (as seller)

Dear Mr. Collins:

On or about June 20, 2003, Five Star Group, Inc. (“Borrower”) and Bank of America, N.A. (through its predecessor Fleet Capital Corporation and hereinafter “Lender”) entered into a certain Loan and Security Agreement which has been amended by the following instruments of modification (such certain Loan and Security Agreement as so amended being hereinafter referred to as the “Loan Agreement”):

(a)	an instrument of modification dated as of May 28, 2004 and entitled “First Modification Agreement”;

(b)	an instrument of modification dated as of March 22, 2005 and entitled “Second Modification Agreement”;

(c)	an instrument of modification dated as of June 1, 2005 and entitled “Third Modification Agreement”;

(d)	an instrument of modification dated as of September 26, 2005, but effective as of August 1, 2005, and entitled “Fourth Modification Agreement”; and

(e)	an instrument of modification dated as of November 14, 2005, but effective as of August 1, 2005, and constituting a fifth modification agreement; and

(f)	an instrument of modification dated as of March 23, 2006, and constituting a sixth modification agreement.

FIVE STAR GROUP, INC.
Attention: Neal Collins, Chief Financial Officer
March 23, 2007

Section 6.2(a) of the Loan Agreement provides in relevant part as follows:

6.2          Changes in Business:
(a)           . .. . BORROWER will not . . . make any material change in its business or in the nature of its operation.

Section 6.3(c) of the Loan Agreement provides in relevant part as follows:

6.3          Dissolution, Mergers, Acquisitions, Formation of Subsidiaries:
BORROWER will  . . . not acquire all or substantially all of the assets . . . of any corporation or other entity.

Borrower has advised Lender that Borrower has entered into a certain March 13, 2007, agreement entitled “Asset Purchase Agreement” (the “Right-Way Asset Purchase Agreement”) pursuant to which Borrower has agreed to acquire substantially all the assets of Right-Way Dealer Warehouse, Inc., a Massachusetts corporation.  If concluded without Lender’s consent, such acquisition would violate Section 6.2 and Section 6.3 of the Loan Agreement.

In recognition of the foregoing, Borrower has requested that Lender modify the Loan Agreement so as to allow Borrower to acquire substantially all the assets of the aforesaid Right-Way Dealer Warehouse, Inc., pursuant to the terms and conditions of the Right-Way Asset Purchase Agreement without causing a violation of Section 6.2 and Section 6.3 of the Loan Agreement.

In this regard and in honor of such request, Lender agrees to, and does hereby, allow Borrower to acquire substantially all the assets of the aforesaid Right-Way Dealer Warehouse, Inc., pursuant to the terms and conditions of the Right-Way Asset Purchase Agreement without causing a violation of Section 6.2 and Section 6.3 of the Loan Agreement.

Lender’s aforesaid consent is subject to Borrower’s confirmation and acceptance of the following terms and conditions (and Borrower’s acceptance of this letter by its execution of a copy hereof will be deemed such confirmation and acceptance):

(1)	This consent relates only to Borrower’s acquisition of substantially all the assets of the aforesaid Right-Way Dealer Warehouse, Inc., pursuant to the terms and conditions of the Right-Way Asset Purchase Agreement.

(2)	The provisions of Section 6.2 and Section 6.3 of the Loan Agreement, as hereby amended, will otherwise remain in effect without change for all other purposes.

FIVE STAR GROUP, INC.
Attention: Neal Collins, Chief Financial Officer
March 23, 2007

(3)	(a)
Borrower must confirm and, by its acceptance and execution of a copy of this letter, does confirm that all amounts due and owing under the Revolving Loan, the Loan Agreement and the Loan Documents described therein (hereinafter the “Loan Documents”) are owed to Lender without offset, defense, recoupment, set-off, deduction, or unterclaim.

(b) Borrower must confirm and, by its acceptance and execution of a copy of this letter, does confirm that as of the opening of business on March 20, 2007, the following principal and interest amounts were owed on the Revolving Loan:

(1) Principal $18,834,761.49
(2) Interest: interest which has accrued from March 1, 2007

(4)	Borrower must confirm and, by its acceptance and execution of a copy of this letter, does confirm that there exist no claims or charges against any actions or inactions of Lender in extending the Revolving Loan or in making disbursements thereunder or in otherwise administering the Revolving Loan, the Loan Agreement and/or the Loan Documents.

(5)	Borrower must waive, release and discharge and, by its acceptance and execution of a copy of this letter, does waive, release and discharge any and all claims or causes of action of any kind whatsoever, whether at law or in equity, arising on or prior to the date hereof, which Borrower may have against Lender, its predecessors, its successors and assigns, agents, employees and counsel, in connection with the Revolving Loan, the Loan Agreement and the Loan Documents. The waivers and releases made herein include the waiver of any damages which may have been or may in the future be caused to Borrower or to its properties or business prospects because of the actions waived and released and the agreements made herein, including without limitation, any actual or implicit, direct or indirect, incidental or consequential damages suffered by Borrower therefrom, including but not limited to (a) lost profits, (b) loss of business opportunity, (c) increased financing costs, (d) increased legal and other administrative fees and (e) damages to business reputation.

(6)	Borrower must confirm and, by its acceptance and execution of a copy of this letter, does confirm that all of the terms, covenants and provisions of the Revolving Loan, the Loan Agreement and the Loan Documents (as all have been heretofore and hereby amended) shall continue in full force and effect.

(7)	Borrower must continue to comply with the terms of the Revolving Loan and not be in default thereunder.

FIVE STAR GROUP, INC.
Attention: Neal Collins, Chief Financial Officer
March 23, 2007

(8)	All rights of Lender shall continue to be determined in accordance with the Loan Agreement and the Loan Documents until all Liabilities (as defined in the Loan Agreement) are paid in full.

(9)	This letter will be deemed a modification of the Loan Agreement and Borrower’s obligations hereunder will be considered a covenant of the Loan Agreement.

(10)	All of the Loan Documents described and defined in the Loan Agreement shall be deemed to be amended in manner consistent hereto and conforming herewith.

(11)	Five Star Products, Inc., as guarantor of the amounts owed under the Loan Agreement, must confirm to Lender that its instrument of guaranty continues in full force and effect and is not impaired or otherwise lessened or adversely affected by the waiver and amendment granted by this letter.

(12)	JL Distributors, Inc. as the holder of debt whose payment has been subordinated to the payment of the Liabilities owed under the Loan Agreement, must confirm to Lender that its instrument of subordination continues in full force and effect and is not impaired or otherwise lessened or adversely affected by the waiver and amendment granted by this letter.

(13)	Borrower must pay for the services of Lender’s counsel who was engaged to review the Loan Agreement and to assist in the preparation of this letter and authorizes Lender to effect payment of such fee in the manner allowed by the “Authorization to Charge Accounts” as set forth in the Loan Agreement.

If Borrower is in agreement with the terms and conditions of this letter, please execute and also have guarantor Five Star Products, Inc., and subordinated debt holder JL Distributors, Inc., execute the enclosed copy of this letter and return it to me no later than March 26, 2007.

Very truly yours,

BANK OF AMERICA, N.A.

/s/ EDMUNDO KAHN
By:	Edmundo Kahn, Vice President

FIVE STAR GROUP, INC.
Attention: Neal Collins, Chief Financial Officer
March 23, 2007

CONSENT OF FIVE STAR GROUP, INC.

FIVE STAR GROUP, INC., hereby agrees to the terms and conditions of the above letter as of March 23, 2007.

WITNESS:	FIVE STAR GROUP, INC.

/s/ LYDIA DESANTIS	By:	/s/ JOHN BELKNAP
Lydia DeSantis, Corporate Secretary		John Belknap, Exec. VP